THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT.

Number of Shares of Series B Convertible Preferred Stock: 213,816
Warrant No. B8

# SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

To Purchase Series B Convertible Preferred Stock of
## MRU HOLDINGS, INC.

THIS IS TO CERTIFY THAT **Keane Capital V, LLC**, or registered assigns, is entitled, at any time from the Closing Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase from MRU Holdings, Inc., a Delaware corporation (the "**Company**"), **213,816** shares of Series B Convertible Preferred Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price per share of $3.80, subject to adjustment as provided herein (the "**Exercise Price**"), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

### 1. DEFINITIONS

As used in this Series B Convertible Preferred Stock Purchase Warrant (this "**Warrant**"), the following terms shall have the respective meanings set forth below:

"**Business Day**" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in New York, NY.

"**Closing Date**" means May 8, 2006.

"**Commission**" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

"**Common Stock**" means (except where the context otherwise indicates) the Common Stock, par value $0.001 per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.5.

"**Convertible Securities**" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

"**Event**" shall have the meaning set forth in Section 4.3.

"**Event Date**" shall have the meaning set forth in Section 4.3.

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

"**Exercise Period**" means the period during which this Warrant is exercisable pursuant to Section 2.1.

"**Expiration Date**" means February 13, 2009.

"**Fair Market Value**" means the fair market value of a share of Series B Convertible Preferred Stock, determined in good faith by the Board of Directors of the Company, an measured in reference to the aggregate of the closing price of the number of shares of Common Stock into which a share of Series B Convertible Preferred Stock would convert, together with, on a per share basis, any other cash, securities or other property issuable upon exercise of the Warrant.

"**Fundamental Corporate Change**" shall have the meaning set forth in Section 4.5.

"**Holder**" means the Person in whose name the Warrant or Warrant Stock set forth herein is registered on the books of the Company maintained for such purpose.

"**Other Property**" shall have the meaning set forth in Section 4.5.

"**Person**" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

"**Securities Act**" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"**Securities Purchase Agreement**" means that certain Securities Purchase Agreement dated as of the Closing Date between the Company and the several Investors named therein (including the initial Holder of this Warrant).

"**Series A Convertible Preferred Stock**" means the Series A Convertible Preferred Stock, $.001 par value per share, of the Company.

"**Series B Convertible Preferred Stock**" means the Series B Convertible Preferred Stock, $.001 par value per share, of the Company.

"**Subsequent Adjustment Date**" shall have the meaning set forth in Section 4.3.

"**Trading Day**" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not then quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the

over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then the term "Trading Day" shall mean a Business Day.

**"Trading Market"** means whichever of the New York Stock Exchange or the Nasdaq National Market on which the Common Stock is listed or quoted for trading on the date in question.

**"Transfer"** means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

**"Warrant Stock"** means the shares of Series B Convertible Preferred Stock issued or issuable to the Holders of the Warrants upon the exercise thereof (or the shares of Common Stock issuable upon conversion of such Series B Convertible Preferred Stock).

**"Warrants"** means this Warrant and all other warrants issued pursuant to the Securities Purchase Agreement and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Series B Convertible Preferred Stock for which they may be exercised.

## 2. EXERCISE OF WARRANT

### 2.1 Manner of Exercise

From and after the Closing Date and until 6:00 p.m., New York time, on the Expiration Date, the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Series B Convertible Preferred Stock purchasable hereunder.

In order to exercise this Warrant, in whole or in part, the Holder shall surrender this Warrant to the Company at its principal office at 1114 Avenue of the Americas, 30th Floor, New York, NY 10036, or at the office or agency designated by the Company pursuant to Section 12, together with a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of shares of Series B Convertible Preferred Stock to be purchased, and shall be accompanied by payment of the Exercise Price (a) in cash or wire transfer or cashier's check drawn on a United States bank or (b) written direction to the Company to cancel a portion of this Warrant sufficient to satisfy the "cashless exercise" provisions of this Section 2.1. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt of the items referred to above, the Company shall, as promptly as practicable, and in any event within three Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Series B Convertible Preferred Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become the holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or wire transfer of funds (or direction to cancel a portion of this Warrant pursuant to the "cashless exercise" provisions) and this Warrant, is received by the Company as described above and all taxes required to be paid by the Holder, if any, pursuant to Section

2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Series B Convertible Preferred Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

In lieu of payment of the Exercise Price in cash, the Holder may direct the Company to cancel a portion of this Warrant having a value equal to the Exercise Price for the number of shares of Warrant Stock as to which the Holder exercises this Warrant, determined by multiplying the number of shares of Warrant Stock as to which this Warrant is directed to be cancelled by an amount equal to the difference between (i) the Fair Market Value on the date of exercise and (ii) the Exercise Price then in effect. Payment by such cancellation is referred to herein as "cashless exercise."

**2.2 Exercise Limitations**

The Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable subscription form, would beneficially own in excess of 4.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance and assuming the conversion by the Holder (and its affiliates) of all Series B Convertible Preferred Stock held by them into Common Stock. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock held by them and the number of shares of Common Stock issuable upon the exercise of this Warrant, with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise and conversion of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Preferred Stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.2 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a subscription form shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2.2, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock

shall be determined after giving effect to the conversion and/or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 2.2 may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 2.2 shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

### 2.3 Payment of Taxes and Charges

All shares of Series B Convertible Preferred Stock issuable upon the exercise of this Warrant pursuant to the terms hereof, and all shares of Common Stock issuable upon the conversion thereof, shall be validly issued, fully paid and nonassessable, and not subject to any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof, unless such tax or charge is a tax on income imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder.

### 2.4 Fractional Shares

The Company shall not be required to issue a fractional share of Series B Convertible Preferred Stock upon exercise of any Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of $3.80 per share of Series B Convertible Preferred Stock as of the date of exercise of the Warrant giving rise to such fraction of a share.

## 3. TRANSFER, DIVISION AND COMBINATION

### 3.1 Transfer

Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Series B Convertible Preferred Stock without having a new warrant issued.

### 3.2 Division and Combination

Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Sections 3.1 and 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

### 3.3 Expenses

The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

### 3.4 Maintenance of Books

The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

## 4. ADJUSTMENTS

The number of shares of Series B Convertible Preferred Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

### 4.1 Stock Dividends, Subdivisions and Combinations

If at any time the Company shall:

(a) Declare or pay to the holders of its Series B Convertible Preferred Stock a dividend payable in, or other distribution of, shares of Common Stock or in Convertible Securities.

(b) subdivide its outstanding shares of Series B Convertible Preferred Stock into a larger number of shares; or

(c) combine its outstanding shares of Series B Convertible Preferred Stock into a smaller number of shares;

then (i) the number of shares of Series B Convertible Preferred Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of capital stock which a record holder of the same number of shares of Series B Convertible Preferred Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the then-current Exercise Price shall be adjusted to equal (A) the then-current Exercise Price multiplied by the number of shares of Series B Convertible Preferred Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

### 4.2 Certain Other Distributions

If at any time the Company shall declare or pay to the holders of its Series B Convertible Preferred Stock any dividend or other distribution of:

(a) cash;

(b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or shares of Common Stock); or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or additional shares of Common Stock);

then, upon exercise of this Warrant, the Holder shall be entitled to receive such dividend or distribution as if the Holder had exercised this Warrant prior to the date of such dividend or distribution. Upon any reclassification, exchange, substitution, capital reorganization or other event which results in a change in the number and/or class of securities issuable upon exercise of this Warrant, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and/or property that the Holder would have received if this Warrant had been exercised immediately before the record date for such reclassification, exchange, substitution, capital reorganization or other event.

**4.3 Adjustments Pursuant to Section 4.8 of the Securities Purchase Agreement**

On each Event Date (as such term is defined in the Securities Purchase Agreement, an "Event Date") and on the same date of each month thereafter (if the applicable Event (as such term is defined in the Securities Purchase Agreement, an "Event") shall not have been cured by such date) (each, a "Subsequent Adjustment Date") until the applicable Event is cured, the Exercise Price shall be reduced by an amount determined by multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) 0.875; provided, however, that upon the cure of an Event on any date other than a Subsequent Adjustment Date, the Exercise Price shall be further reduced by an amount determined by multiplying (i) the Exercise Price in effect immediately prior to such adjustment by (ii) the product of (x) 0.875 times (y) a fraction, (i) the numerator of which shall be 30 *less* the number of days remaining until the next Subsequent Adjustment Date and (ii) the denominator of which shall be 30; and provided, further, that in no event shall the Exercise Price be reduced pursuant to this Section 4.3 to a price less than $0.01 (equitably adjusted, to reflect adjustments made prior thereto pursuant to Sections 4.1 and 4.2).

**4.4 Other Provisions Applicable to Adjustments under this Section**

The following provisions shall be applicable to the making of adjustments of the number of shares of Series B Convertible Preferred Stock for which this Warrant is exercisable and the current Exercise Price provided for in this Section 4:

(a) **When Adjustments to be Made.** The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) **Fractional Interests.** In computing adjustments under this Section 4, fractional interests in Series B Convertible Preferred Stock shall be taken into account to the nearest 1/10th of a share.

(c) **When Adjustment not Required.** If the Company shall take a record of the holders of its Series B Convertible Preferred Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to the holders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(d) **Challenge to Good Faith Determination.** Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under

this Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to the Holder. The fees and expenses of such investment banking firm shall be paid by the Company.

**4.5 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets**

In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor or where there is a change in or distribution with respect to the Series B Convertible Preferred Stock of the Company), or sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of (each, a "**Fundamental Corporate Change**") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the Company or the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("**Other Property**"), are to be received by or distributed to the holders of Series B Convertible Preferred Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of the Warrant, such number of shares of common stock of the Company or the successor or acquiring corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Series B Convertible Preferred Stock for which this Warrant is exercisable immediately prior to such Fundamental Corporate Change. In case of any such Fundamental Corporate Change, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Series B Convertible Preferred Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.5, "**common stock of the successor or acquiring corporation**" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.5 shall similarly apply to any successive Fundamental Corporate Change.

**4.6 Other Action Affecting Series B Convertible Preferred Stock**

In case at any time or from time to time the Company shall take any action in respect of its Series B Convertible Preferred Stock, other than any action described in this Section 4, which would have a materially adverse effect upon the rights of the Holder, the number of shares of Series B Convertible Preferred Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by the Board of Directors of the Company.

### 4.7 Certain Limitations

Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the current Exercise Price to be less than the par value per share of Series B Convertible Preferred Stock.

## 5. NOTICES TO THE HOLDER

### 5.1 Notice of Adjustments

Whenever the number of shares of Series B Convertible Preferred Stock for which this Warrant is exercisable, or whenever the price at which a share of such Series B Convertible Preferred Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2), specifying the number of shares of Series B Convertible Preferred Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.2 or 4.5) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder.

### 5.2 Notice of Corporate Action

If at any time:

(a) the Company shall take a record of the holders of its Series B Convertible Preferred Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is

to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Series B Convertible Preferred Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Series B Convertible Preferred Stock shall be entitled to exchange their shares of Series B Convertible Preferred Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 14.2.

## 6. NO IMPAIRMENT

The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Series B Convertible Preferred Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series B Convertible Preferred Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

## 7. RESERVATION AND AUTHORIZATION OF SERIES B CONVERTIBLE PREFERRED STOCK

From and after the Closing Date, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of: (i) Series B Convertible Preferred Stock as will be sufficient to permit the exercise in full of all outstanding Warrants, and (ii) Common Stock as will be sufficient to permit the conversion in full of the Series B Convertible Preferred Stock received by the Holder upon such exercise. All shares of capital stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable and not subject to preemptive rights.

Before taking any action which would cause an adjustment reducing the then-current Exercise Price below the then par value, if any, of the shares of Series B Convertible Preferred Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Series B Convertible Preferred Stock at such adjusted current Exercise Price.

Before taking any action which would result in an adjustment in the number of shares of Series B Convertible Preferred Stock for which this Warrant is exercisable or in the then-current Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

## 8. TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

In the case of all dividends or other distributions by the Company to the holders of its Series B Convertible Preferred Stock with respect to which any provision of Section 4 refers to the taking of record of such holders, the Company will in each case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

## 9. RESTRICTIONS ON TRANSFERABILITY

The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in Section 5.1 of the Securities Purchase Agreement, which conditions are intended, in part, to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

## 10. SUPPLYING INFORMATION

The Company shall cooperate with the Holder in supplying such information as may be reasonably necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Warrant Stock.

## 11. LOSS OR MUTILATION

Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; *provided,* in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

## 12. OFFICE OF THE COMPANY

As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

## 13. LIMITATION OF LIABILITY

No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Series B Convertible Preferred Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Series B Convertible Preferred Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

## 14. MISCELLANEOUS

### 14.1 Nonwaiver and Expenses

No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, without limitation, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

### 14.2 Notice Generally

Except as may be otherwise provided herein, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 14.2 prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

| | |
|---|---|
| If to the Company: | MRU Holdings, Inc.<br>Attn.: Chairman<br>1114 Avenue of the Americas, 30th Floor<br>New York, NY 10036<br><br>Telephone: (212) 202-3746<br>Facsimile: (212) 836-4195 |
| With a copy to: | McGuireWoods LLP<br>Attn.: Louis W. Zehil, Esq.<br>1345 Avenue of the Americas, 7th Floor<br>New York, NY 10105<br><br>Telephone: (212) 548-2138<br>Facsimile: (212) 548-2175 |
| If to the Holder: | To the address set forth under the Holder's name on the Holder's Counterpart Signature Page to the Securities Purchase Agreement; |

or such other address as may be designated in writing hereafter, in the same manner, by such addressee.

**14.3 Indemnification**

The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final nonappealable judgment by a court to have resulted from the Holder's gross negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

**14.4 Remedies**

The Holder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

**14.5 Successors and Assigns**

Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all holders

from time to time of this Warrant and, with respect to Section 9 hereof, the holders of Warrant Stock, and shall be enforceable by any such holder or the holder of Warrant Stock.

**14.6 Amendment**

This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

**14.7 Severability**

Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall only be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

**14.8 Headings**

The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

**14.9 Governing Law**

This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflicts of law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated: May 8, 2006

MRU HOLDINGS, INC.

By: ______________________

Edwin McGuinn, Chief Executive Officer

Attest:

______________________

Louis W. Zehil, Secretary

**EXHIBIT A**

## SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ shares of Series B Convertible Preferred Stock of MRU Holdings, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Series B Convertible Preferred Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to

_______________________________________________

whose address is

_______________________________________________

and, if such shares of Series B Convertible Preferred Stock shall not include all of the shares of Series B Convertible Preferred Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Series B Convertible Preferred Stock issuable hereunder be delivered to the undersigned.

Check here for cashless exercise: ____

_______________________________
(Name of Registered Owner)

_______________________________
(Signature of Registered Owner)

_______________________________
(Street Address)

_______________________________
(City) (State) (Zip Code)

**Notice:** The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

**EXHIBIT B**

## ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Series B Convertible Preferred Stock set forth below:

| Name and Address of Assignee | No. of Shares of Series B Convertible Preferred Stock |
|---|---|
| | |

and does hereby irrevocably constitute and appoint

______________________________________________

attorney-in-fact to register such transfer on the books of MRU Holdings, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated: ______________________

______________________
(Print Name)

______________________
(Signature)

______________________
(Print Name of Witness)

______________________
(Witness's Signature)

**Notice:** The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

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